EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.0002 per share, of Burning Rock Biotech Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 11, 2021.

JIN ZHAO

By:	/s/ Jin Zhao
Name:	Jin Zhao

LYFE CAPITAL MANAGEMENT LIMITED

By:	/s/ Jin Zhao
Name:	Jin Zhao
Title:	Director

LYFE CAPITAL GP, L.P.
By:	LYFE Capital Management Limited, its general partner

By:	/s/ Jin Zhao
Name:	Jin Zhao
Title:	Director

LYFE CAPITAL GP II, L.P.
By:	LYFE Capital Management Limited, its general partner

By:	/s/ Jin Zhao
Name:	Jin Zhao
Title:	Director

LYFE CAPITAL FUND, L.P.
By:	LYFE Capital GP, L.P., its general partner
By:	LYFE Capital Management Limited, its general partner

By:	/s/ Jin Zhao
Name:	Jin Zhao
Title:	Director

LYFE CAPITAL FUND II, L.P.
By:	LYFE Capital GP II, L.P., its general partner
By:	LYFE Capital Management Limited, its general partner

By:	/s/ Jin Zhao
Name:	Jin Zhao
Title:	Director

LYFE CAPITAL STONE (HONG KONG) LIMITED

By:	/s/ Jin Zhao
Name:	Jin Zhao
Title:	Director

LYFE MOUNT WHITNEY LIMITED

By:	/s/ Jin Zhao
Name:	Jin Zhao
Title:	Director

[Signature Page to Joint Filing Agreement]